UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 16, 2026

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
 (808) 543-5662

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 8.01 Other Events.
On September 16, 2026, Hawaiian Electric Industries, Inc. (the “Company”) monetized 30% of its 9.9% stake in American Savings Bank, N.A. (NYSE - ASBH) (“ASB”), as part of ASB’s initial public offering. The sale of approximately 2.0 million shares resulted in $29.5 million in proceeds to the Company, net of underwriting fees and issuance costs. On September 21, 2026, the underwriters exercised their option to purchase an additional 293,904 shares of common stock from HEI, resulting in an additional $4.4 million in net proceeds to the Company. A copy of the press release is attached hereto as Exhibit 99 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit 99	Press release, dated September 21, 2026, of Hawaiian Electric Industries, Inc. Begins Monetizing ASB Shares Enabling Advance Funding of Maui Wildfire Settlement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)
/s/ Paul K. Ito
Paul K. Ito
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: September 21, 2026

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